UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRSTHAND TECHNOLOGY VALUE FUND, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-3008946
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 N. Market Street, Suite 105, San Jose, CA	95113
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number pursuant to which this form relates:	Not yet assigned

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.001 par value per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     Incorporated by reference herein is the section entitled “Description of Our Capital Stock” contained in the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on July 19, 2010, and as subsequently amended (the “Form N-2 Registration Statement”).

Item 2. EXHIBITS.

2	(a)	(1) Articles of Incorporation of the Registrant*

(2) Articles of Amendment and Restatement**

	(b)	(1) Bylaws of Registrant*

(2) Amended and Restated Bylaws of Registrant**

	(d)	Form of Stock Certificate**

	(e)	Form of Dividend Reinvestment Plan**

*	Incorporated by reference herein to the identically numbered exhibit to Registrant’s Form N-2 Registration Statement.

**	To be filed by amendment.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRSTHAND TECHNOLOGY VALUE FUND, INC.
By:	/s/ Kevin M. Landis
Name:	Kevin M. Landis
Title:	Director
Date:	July 19, 2010